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                                                                   EXHIBIT 10.26

                      FORM OF EXECUTIVE SEVERANCE AGREEMENT

                  THIS EXECUTIVE SEVERANCE AGREEMENT dated as of
_________________, 200__ by and between Digital Lightwave, Inc. (the "Company"), and _____________________ ("Executive");


                              W I T N E S S E T H:

                  WHEREAS, the Company desires to create a greater incentive for Executive to remain in the employ of the Company, particularly in the event of a Change in Control of the Company.

                  NOW, THEREFORE, in partial consideration of Executive's past and future services to the Company and the mutual covenants contained herein, the parties hereto hereby agree as follows:

V.       INVOLUNTARY TERMINATION FOLLOWING A CHANGE IN CONTROL

         A. Involuntary Termination. Subject to Section 2 below, Executive shall be entitled to the compensation and benefits listed in Paragraphs 1(b) and (c), in addition to compensation and benefits to which Executive would otherwise be entitled as of the date of termination, if Executive's employment with the Company is terminated in an Involuntary Termination within one
                  (1) year following the occurrence of a Change in Control.

         B. Compensation. Within ten (10) business days after an Involuntary Termination (or , if later, the last day of any period during which the release referred to in Paragraph 2 may be revoked by Executive), the Company shall make a lump sum cash payment to Executive, subject to any mandatory tax withholding. The dollar amount of the lump sum cash payment shall be determined in accordance with the following formula:

                           (i)      if on the date of the Involuntary
                  Termination Executive has been in the Company's employ for at least one (1) year, but less than three (3) years, then Executive shall receive a lump sum cash payment equal to three
                  (3) months of the monthly rate of Executive's Base Salary;

                           (ii)     if on the date of the Involuntary
                  Termination Executive has been in the Company's employ for at least three (3) years, but less than five (5) years, then Executive shall receive a lump sum cash payment equal to nine
                  (9) months of the monthly rate of Executive's Base Salary; and

                           (iii)    if on the date of the Involuntary
                  Termination Executive has been in the Company's employ for at least five (5) years, then Executive shall receive a lump sum cash payment equal to the Executive's Base Salary.


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The compensation payable hereunder shall not be reduced or offset by any amounts that Executive earns or could earn from any other sources following Executive's Involuntary Termination. [However, except to the extent the Company expressly agrees otherwise in writing, if the Company becomes obligated to pay Executive any severance pay under a separate employment or severance agreement or arrangement, the benefits payable hereunder shall be reduced by the amount of benefits payable under such other agreement or arrangement.]

         (c) Welfare Benefit Coverage. Executive (and, if applicable, Executive's eligible dependents) may elect to continue coverage under the Company's group medical/dental plan at Executive's own expense in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and, for purposes of determining the maximum period of COBRA coverage, such maximum period will begin immediately upon Executive's Involuntary Termination. [The Company may wish to consider continuation of coverage at the Company's expense for a designated time period]

VI.      FAILURE TO EXECUTE A RELEASE

                  All compensation under Paragraph 1(b) above is in consideration for Executive's execution of a release of claims against the Company, its affiliates and their employees and agents in the form attached as Exhibit A hereto, which release Executive does not subsequently revoke or attempt to revoke. If Executive doesn't properly execute such a release or if Executive attempts to revoke such release, Executive will not be entitled to any of the compensation provided under Paragraph 1(b).

VII.     DEFINITIONS

                  a. Base Salary. "Base Salary" means the greater of the annual rate of base salary in effect for Executive at the time of Executive's Involuntary Termination or the annual rate of base salary in effect for Executive immediately before the Change in Control.

         (b)      Change in Control shall mean any of the following:

                  (i) any acquisition, directly or indirectly by any person or related group of persons (other than the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities, after which acquisition, securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are owned by such person or group of persons, provided that this provision shall not apply to an acquisition by any person or related group of persons who, on the date hereof, directly or indirectly beneficially owns securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities if such acquisition either:

                           (a)  occurs on or before the date hereof, or

                           (b) occurs after the date hereof but before the first
                  day after the date


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                  hereof, if any, that such person or group of related persons'
                  beneficial ownership is less than 40% of the total combined voting power of the Company's outstanding securities; or

                  (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

                  (iii) a merger, consolidation or other reorganization approved by the Company's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor Company are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction, or

                  (iv) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.

         (c) Involuntary Termination shall mean the termination of Executive's employment which occurs by reason of:

                           (i) Executive's involuntary dismissal or discharge by the Company for reasons other than Misconduct, or

                           (ii)     Executive's voluntary resignation following
                                    (A) a change in his or her position with the Company which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of Executive's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company without Executive's consent.

         (d) Misconduct shall mean the commission of any act of fraud or embezzlement or material act of dishonesty by the Executive, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company, or any other intentional misconduct by such person adversely affecting the business or affairs of the Company in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Company to discharge or dismiss



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                  any executive or other person in the service of the Company for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of this Agreement to constitute grounds for termination for Misconduct.


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VIII.    MISCELLANEOUS.

         A. Captions. The captions in this Agreement are not part of the provisions hereof, are merely for the purpose of reference and shall have no force or effect.

         B. Governing Law. This Agreement is made in, and shall be governed by and construed in accordance with the laws of, the State of Florida, to the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended. This Agreement, to the extent that it provides for severance benefits, together with similar agreements with other executives of the Company, is intended, for purposes of ERISA, to qualify as an employee welfare benefit plan for a select group of management or highly compensated employees.

         C. Amendment or Modification. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and no amendment or modification shall be effective unless made in writing executed by an authorized officer of the Company and Executive.

         D. Successors and Beneficiaries. This Agreement shall be binding on and inure to the benefit of the successors, assigns, heirs, devisees and personal representatives of the parties, including any successor to the Company by merger or combination and any purchaser of all or substantially all of the assets of the Company. Should Executive die before receipt of all benefits to which Executive becomes entitled under this Agreement, the payment of such benefits will be made, on the due date or dates hereunder had Executive survived, to the executors or administrators of Executive's estate.

         E. Notices. All notices given hereunder shall be in writing and shall be sent by registered or certified mail or delivered by hand and, if intended for the Company, shall be addressed to it (if sent by mail) or delivered to it (if delivered by hand) at its principal office for the attention of the Secretary of the Company or at such other address and for the attention of such other person of which the Company shall have given notice to Executive in the manner herein provided; and if intended for Executive, shall be delivered personally or shall be addressed (if sent by mail) at the then current residence address as reflected in the personnel records of the Company, or at such other address or to such designee of which Executive shall have given notice to the Company in the manner herein provided. Each such notice shall be deemed to be given on the date received at the address of the addressee or, if delivered personally, on the date so delivered.

         F. Distributions. The benefits to which Executive may become entitled under this Agreement will be paid, when due, from the general assets of the Company. Executive's right (or the right of the executors or administrators of Executive's estate) to receive any such payments will at all times be that of a general creditor of the Company and will have no priority over the claims of other general creditors of the Company. The benefits provided under this Agreement are intended to be unfunded for purposes of the Employee Retirement Income Security Act of 1974.


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         G.       Rights and Remedies. All rights and remedies provided pursuant to this Agreement or by law will be cumulative, and no such right or remedy will be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party's breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                      DIGITAL LIGHTWAVE, INC.


                                      BY
                                         ------------------------------------



                                      EXECUTIVE:


                                      ---------------------------------------
                                                   (SIGNATURE)


                                      ---------------------------------------
                                                  (PRINT NAME)


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